UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements give effect to the acquisition by Suburban Propane Partners, L.P. (the "Partnership") of substantially all of the assets and operations of Agway Energy Products LLC, Agway Energy Services, Inc. and Agway Energy Services PA, Inc. (collectively "Agway Energy") (the "Acquisition") under the purchase method of accounting. The pro forma adjustments are based upon available information and assumptions that the Partnership's management believes are reasonable and factually supportable. A final determination of purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of presenting such pro forma combined financial information. The unaudited pro forma condensed combined financial statements do not purport to represent what the Partnership's financial position or results of operations would have been if the purchase transaction had occurred on the dates indicated below, nor do they purport to project the Partnership's results of operations for any future period.

The unaudited pro forma condensed combined balance sheet as of September 27, 2003 was prepared by combining the audited consolidated balance sheet of the Partnership as of September 27, 2003 and the audited combined balance sheet of Agway Energy as of June 30, 2003, giving effect to the pending Acquisition and the planned capital markets financings for the Acquisition price and related Acquisition costs and expenses in the form of an offering of common units and concurrent private placement of senior notes due 2013 as though they had been completed on September 27, 2003. The unaudited pro forma condensed combined statement of operations for the period presented combines the historical consolidated statement of operations of the Partnership for the year ended September 27, 2003 and the historical combined statement of operations of Agway Energy Group for the year ended June 30, 2003, giving effect to the Acquisition and the completion of the offering of common units and the concurrent private placement of senior notes due 2013 as if they had occurred on September 29, 2002 (the beginning of the Partnership's 2003 fiscal year). The unaudited pro forma condensed combined statement of operations does not give effect to any cost savings or other operating efficiencies that are expected to result from the integration of the operations of Agway Energy with the Partnership's operations, including from the integration of back office functions, office space and certain field operations.

You should read the unaudited pro forma condensed combined financial statements along with the Partnership's consolidated financial statements and accompanying notes as of and for the year ended September 27, 2003 included in its Annual report on Form 10-K filed with the SEC on December 2, 2003 and with Agqay Energy's combined financial statements and accompanying notes included in this Current Report.


                        SUBURBAN PROPANE PARTNERS, L.P.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 27, 2003
                                 (IN THOUSANDS)

                                                       HISTORICAL
                                                        SUBURBAN       HISTORICAL       PRO FORMA       PRO FORMA
                                                        PROPANE       AGWAY ENERGY     ADJUSTMENTS      COMBINED
                                                        -------       ------------     -----------      --------
ASSETS
Current assets:
  Cash and cash equivalents.......................     $15,765             $4,180       $(4,180) (a)    $25,765
                                                                                         10,000  (b)
  Accounts receivable, less allowance for
    doubtful accounts.............................      36,437             57,842             --         94,279
  Inventories.....................................      41,510             12,150             --         53,660
  Deferred tax assets.............................          --              2,259         (2,259)(a)        450
                                                                                             450 (c)
  Prepaid expenses and other current
    assets........................................       5,200              8,009         (7,548)(a)      8,101
                                                                                           2,440 (d)

                                                      --------            -------       --------       --------
    Total current assets..........................      98,912             84,440         (1,097)       182,255
Property, plant and equipment, net................     312,790             78,567         26,433 (e)    417,790
Goodwill..........................................     243,236                 --         23,926 (f)    267,162
Other intangible assets, net......................       1,035                388           (388)(a)     51,035
                                                                                          50,000 (e)
Receivable from Agway, Inc........................          --             12,723        (12,723)(a)         --
Other assets......................................       9,657                676           (676)(a)     18,190
                                                                                           4,000 (g)
                                                                                           4,533 (d)
                                                      --------           --------       --------       --------
    Total assets..................................    $665,630           $176,794        $94,008       $936,432
                                                      ========           ========       ========       ========

LIABILITIES AND PARTNERS'
  CAPITAL/COMBINED EQUITY
Current liabilities:
  Accounts payable................................     $26,204            $13,344       $     --        $39,548
  Current portion of long-term borrowings.........      42,911                 --             --         42,911
  Customer deposits and advances..................      23,958             18,821             --         42,779
  Other current liabilities.......................      44,640             35,548        (29,444)(a)     50,744

                                                      --------            -------       --------       --------
    Total current liabilities.....................     137,713             67,713        (29,444)       175,982
Long-term borrowings..............................     340,915                 --        150,000 (h)    490,915
Deferred tax liabilities..........................          --             12,849        (12,849)(a)         --
Pension and other postretirement benefit
  obligations.....................................      75,571                 --             --         75,571
Other liabilities.................................      27,353             14,919        (10,386)(a)     31,886
                                                      --------            -------       --------       --------
    Total liabilities.............................     581,552             95,481         97,321        774,354
                                                      --------            -------       --------       --------
Partners' capital/combined equity.................      84,078             81,313        (81,313)(a)    162,078
                                                                                          78,000 (i)
                                                      --------            -------       --------       --------
    Total liabilities and partners'
     capital/combined equity......................    $665,630           $176,794        $94,008       $936,432
                                                      ========           ========       ========       ========

See accompanying notes.



                        SUBURBAN PROPANE PARTNERS, L.P.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 27, 2003
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                       HISTORICAL
                                                        SUBURBAN       HISTORICAL       PRO FORMA       PRO FORMA
                                                        PROPANE       AGWAY ENERGY     ADJUSTMENTS      COMBINED
                                                        -------       ------------     -----------      --------

Revenues
  Propane, fuel oil and other fuels..............       $680,741         $615,364      $     --         $1,296,105
  Other..........................................         90,938           71,261            --            162,199
                                                        --------         --------      --------         ----------
                                                         771,679          686,625            --          1,458,304
Costs and expenses
  Cost of products sold..........................        376,783          472,341            --            849,124
  Operating......................................        250,698          154,945            --            405,643
  Selling, general and administrative............         36,661           18,249       (2,300)(j)          52,610
  Depreciation and amortization..................         27,520            6,865       (6,865)(k)          36,120
                                                                                         8,600 (l)
                                                        --------         --------      --------         ----------
                                                         691,662          652,400         (565)          1,343,497
                                                        --------         --------      --------         ----------
Income before interest expense and
  provision for income taxes.....................         80,017           34,225          565             114,807
Interest expense, net............................         33,629            5,014       (5,014)(k)          45,654
                                                                                        12,025 (m)
                                                        --------         --------      --------         ----------
Income before provision for income taxes.........         46,388           29,211       (6,446)             69,153
Provision for income taxes.......................           202            10,843      (10,843)(k)           4,202
                                                                                         4,000 (n)
                                                        --------         --------      --------         ----------
Income from continuing operations (o)............       $ 46,186         $ 18,368      $   397          $  64,951
                                                        ========         ========      ========         ==========

General Partner's interest in income from
  continuing operations..........................       $  1,129                                        $    1,588
                                                        ========                                        ==========
Limited Partners' interest in income from
  continuing operations..........................       $ 45,057                                        $   63,363
                                                        ========                                        ==========
Income from continuing operations per
  common unit--basic.............................       $   1.78                                        $     2.27
                                                        ========                                        ==========
Weighted average number of common units
  outstanding--basic.............................         25,359                                            27,959
                                                        ========                                        ==========
Income from continuing operations per
  common unit--diluted...........................       $   1.77                                        $     2.26
                                                        ========                                        ==========
Weighted average number of common units
  outstanding--diluted...........................         25,495                                            28,095
                                                        ========                                        ==========


See accompanying notes.

                        SUBURBAN PROPANE PARTNERS, L.P.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


1.  Purchase Price

The consideration to be paid and preliminary purchase price allocation based upon estimated fair values are as follows (in thousands):

Cash consideration to be paid at closing.............................................................   $  206,000
Estimated Acquisition-related costs and expenses, including fees for investment
  bankers, attorneys, accountants and other out-of-pocket costs......................................        8,000
                                                                                                        ----------
Total cost of Acquisition............................................................................   $  214,000
                                                                                                        ==========

Net working capital..................................................................................   $   34,624
Property, plant and equipment........................................................................      105,000
Identifiable intangible assets, including customer lists and non-compete agreements .................       50,000
Deferred tax assets..................................................................................          450

Goodwill.............................................................................................       23,926
                                                                                                        ----------
Total cost of Acquisition............................................................................   $  214,000
                                                                                                        ==========

2.  Pro Forma Adjustments

     In preparing the unaudited pro forma condensed combined financial statements, the Partnership has made adjustments to the historical financial statements related to the Acquisition in the purchase business combination of certain assets of Agway Energy, including the financing in connection with this Acquisition. The pre-Acquisition historical results of operations for Agway Energy are presented separately from Acquisition adjustments. The pro forma adjustments for the dates specified above are as follows:

(a) Reflects the elimination of assets not acquired and liabilities not assumed by the Partnership and the elimination of Agway Energy's equity accounts.

(b) Reflects the combined net proceeds of $224.0 million from a public offering of the Partnership's common units ("Common Units") ($78.0 million net of underwriting discounts and offering expenses) and a concurrent private placement of $150.0 million senior notes due 2013 ($145.9 million net of estimated bank fees) to finance the Acquisition and estimated Acquisition-related costs and expenses of $8.0 million. The remaining net proceeds of $10.0 million are expected to be used to fund estimated costs to integrate the operations of Agway Energy with the Partnership's operations.

(c) Reflects deferred tax asset established in connection with temporary differences related to the allowance for bad debts.

(d) Agway Energy's combined balance sheet as of June 30, 2003 included an environmental reserve in the amount of $7.0 million ($2.5 million within other current liabilities and $4.5 million within other liabilities). Based on the Partnership's current best estimate of future costs for environmental investigations, remediation and ongoing monitoring activities associated with acquired properties with either known or probable environmental exposures, the pro forma combined current and noncurrent liabilities reflect such reserve amounts. Under the Purchase Agreement, Agway, Inc. has set aside $15.0 million from the total purchase price in a separate escrow account to fund such future environmental costs and expenses. Accordingly, this adjustment is to record a corresponding asset of $7.0 million ($2.5 million within other current assets and $4.5 million within other assets) related to the future reimbursement from escrowed funds for environmental spending. Under the terms of the Purchase Agreement, the escrowed funds will be used to fund such environmental remediation costs during the first three years following the closing date of the Acquisition. Subject to amounts withheld with respect to any pending claims made prior to the third anniversary of the closing date of the Acquisition, any remaining escrowed funds will be remitted to Agway, Inc. at the end of the three-year period.

(e) Reflects the pro forma allocation of the purchase price to record property, plant and equipment acquired at their estimated fair value and to establish an estimate of the fair value of identifiable intangible assets. Acquired property, plant and equipment consist primarily of land and improvements; buildings and improvements; transportation equipment; storage facilities; and equipment, primarily tanks and cylinders. For purposes of the pro forma adjustments, the Partnership has estimated a composite life of 20 years for property, plant and equipment. The composite life is calculated by taking the weighted average lives of the separate asset groups with useful lives ranging from 3 to 40 years. Identifiable intangible assets consist primarily of customer lists, with an estimated amortization period of 15 years, and non-compete agreements to be amortized over the periods of the related agreements.

(f) Reflects the establishment of goodwill related to the estimate of the excess of the total cost of the Acquisition over the fair value of assets acquired and liabilities assumed. Goodwill recorded in connection with this Acquisition will not be amortized in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." For purposes of the pro forma presentation, the allocation of the purchase price to the assets acquired and liabilities assumed was based on the Partnership's preliminary assessment of fair values. It is possible that an additional portion of the purchase price may be allocated to identifiable intangible assets or property, plant and equipment, thus reducing the amount of excess purchase price to be allocated to goodwill. For every $1.0 million reduction in goodwill for additional value to be assigned to identifiable intangible assets or property, plant and equiptment, depreciation and amortization expense would increase by approximately $0.1 million assuming a 10-year useful life.

(g) Reflects pro forma adjustment to record estimated debt issuance costs to be paid in connection with the private placement of $150.0 million of senior notes due 2013 to finance the Acquisition.

(h) Reflects the pro forma adjustment to long-term debt to reflect the private placement of $150.0 million of senior notes due 2013 to finance a portion of the Acquisition and related costs and expenses.

(i) Reflects the pro forma adjustment to partners' capital to reflect estimated net proceeds of $78.0 million from the issuance of an estimated 2,600,000 Common Units in a public offering of Common Units at an estimated offering price of $31.75 per Common Unit based on the closing price of our Common Units at December 1, 2003.

(j) Reflects the pro forma adjustment to eliminate postretirement medical expenses included within Agway Energy's historical statement of operations. Under the terms of the Purchase Agreement, the Partnership has not assumed the retiree medical plan of Agway Energy nor did it assume any of the associated liabilities for the plan. The Partnership's postretirement medical plan was frozen to new participants effective January 1, 2000 and, as such, comparable benefits will not be provided by the Partnership.

(k) Reflects the adjustment to eliminate the Agway Energy historical depreciation and amortization expense, interest expense and provision for income taxes.

(l) Reflects pro forma adjustment to depreciation and amortization expense based on the portion of the purchase price preliminarily allocated to property, plant and equipment and amortizable intangible assets based on the composite useful life of property, plant and equipment and a 15-year life for intangible assets, as described in (e) above, recorded on a straight-line basis.

(m) Reflects pro forma interest expense related to the estimated $150.0 million private placement of senior notes due 2013 to be used to finance the Acquisition at an assumed interest rate commensurate with those of similarly situated companies, as well as amortization of debt issuance costs over a period of 10 years.

(n) Reflects pro forma income taxes for the portion of the acquired assets and operations that will not be operated by the Partnership's operating partnership.

(o) Income from continuing operations does not include a gain on the sale of nine customer service centers in the amount of $2.5 million reported within the Partnership's historical statement of operations for the year ended September 27, 2003 as the gain was reflected within discontinued operations under SFAS No. 144.